UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: May 13, 2013

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013 the Compensation Committee of Markel Corporation (the “Company”) approved salary increases for the Company’s named executive officers, taking into account increased size and complexity of the Company following its acquisition of Alterra Capital Holdings Limited (“Alterra”) on May 1, 2013 and the work that will be required by these individuals with respect to the integration of Alterra into the Company over the next several years. In addition, the Compensation Committee approved retention awards of restricted stock units to each of the named executive officers other than Steven A. Markel (who has not, at his request, participated in the Company’s equity incentive plans). The purpose of these awards was to assist in assuring the Company of the services of these individuals to oversee the Alterra integration.

The table below sets forth the new base salaries for each of the named executive officers, which went into effect on May 1, 2013, as well as the number of restricted stock units granted to the named executive officers on May 13, 2013. The restricted stock units were granted under the Company’s 2012 Equity Incentive Compensation Plan and, subject to certain conditions, are scheduled to vest on May 13, 2016, with pro rata vesting in the case of death or disability. Each unit represents the right to receive one share of the Company’s common stock upon vesting. See Exhibit 10.1 for the form of Restricted Stock Unit Award Agreement.

Name	Title	Base Salary Effective May 1, 2013	Restricted Stock Unit Award

Alan I. Kirshner	Chairman and CEO	$900,000	3,805 units

Steven A. Markel	Vice Chairman	$700,000	N/A

F. Michael Crowley	President and Co-Chief Operating Officer	$750,000	3,805 units

Thomas S. Gayner	President and Chief Investment Officer	$750,000	3,805 units

Richard R. Whitt, III	President and Co-Chief Operating Officer	$750,000	3,805 units

Anne G. Waleski	Chief Financial Officer	$425,000	1,427 units

On May 13, 2013, the Board of Directors of the Company also approved the recommendation of the Compensation Committee to increase the compensation of the Company’s non-employee directors. Beginning May 13, 2013, each non-employee director is paid an annual retainer fee of $60,000 and the Lead Director is paid an additional annual retainer fee of $20,000. In addition, each non-employee director receives an annual grant of approximately $100,000 in restricted stock. In conjunction with these modifications, on May 13, 2013, each of the Company’s non-employee directors received an annual award of 190 shares of restricted stock under the Company’s 2012 Equity Incentive Compensation Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on May 13, 2013. At the annual meeting, the shareholders of the Company elected directors to serve until the 2014 Annual Meeting of Shareholders and ratified the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The results of the meeting were as follows:

Election of Directors

Directors	For	Against	Abstain	Broker Non-Votes

J. Alfred Broaddus, Jr.	7,479,108	43,365	2,572	1,278,364

K. Bruce Connell	7,510,326	8,944	5,775	1,278,364

Douglas C. Eby	7,422,718	97,459	4,868	1,278,364

Stewart M. Kasen	7,401,882	118,272	4,891	1,278,364

Alan I. Kirshner	7,335,593	175,359	14,093	1,278,364

Lemuel E. Lewis	7,511,590	9,074	4,381	1,278,364

Anthony F. Markel	7,423,598	98,834	2,613	1,278,364

Steven A. Markel	7,431,119	91,299	2,627	1,278,364

Darrell D. Martin	5,693,093	1,828,049	3,903	1,278,364

Michael O’Reilly	7,509,509	9,638	5,898	1,278,364

Jay M. Weinberg	7,476,330	44,675	4,040	1,278,364

Debora J. Wilson	7,513,266	9,334	2,445	1,278,364

Ratification of Selection of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Votes
8,767,079	29,449	6,881	Not applicable

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Restricted Stock Unit Award Agreement (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: May 17, 2013	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Form of Restricted Stock Unit Award Agreement (filed herewith).